UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Welltower Inc. (the “Company”) was held on May 3, 2018 in New York, New York. The voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.

Proposal #1 — The election of ten directors to hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified:

Nominee	For	Against	Abstentions	Broker Non-Votes
Kenneth J. Bacon	286,631,321	3,532,196	601,852	47,996,042
Thomas J. DeRosa	287,879,329	2,297,991	588,049	47,996,042
Jeffrey H. Donahue	273,562,869	16,641,173	561,327	47,996,042
Geoffrey G. Meyers	289,152,409	1,053,666	559,294	47,996,042
Timothy J. Naughton	251,795,511	38,359,670	610,188	47,996,042
Sharon M. Oster	272,874,113	17,360,730	530,526	47,996,042
Judith C. Pelham	288,817,636	1,403,931	543,802	47,996,042
Sergio D. Rivera	289,304,067	836,185	625,117	47,996,042
R. Scott Trumbull	273,130,610	16,275,009	1,359,750	47,996,042
Gary Whitelaw	288,347,156	1,791,175	627,038	47,996,042

Each of the directors was elected at the Annual Meeting.

Proposal #2 — The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2018:

For	Against	Abstentions	Broker Non-Votes
331,288,380	6,657,336	815,695	0

This proposal was approved at the Annual Meeting.

Proposal #3 — The approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
271,556,077	17,798,600	1,410,692	47,996,042

This proposal was approved at the Annual Meeting.

Proposal #4 — The approval of the Welltower Inc. Employee Stock Purchase Plan:

For	Against	Abstentions	Broker Non-Votes
288,427,991	1,602,344	735,034	47,996,042

This proposal was approved at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

Date: May 4, 2018	By:	/s/ MATTHEW MCQUEEN
	Name:	Matthew McQueen
	Title:	Senior Vice President – General Counsel & Corporate Secretary